Exhibit 3.77
B Y L A W S
OF
ALLIED WASTE OF CALIFORNIA, INC.

(i)

(ii)

ARTICLE 14	14
Inspection of Books and Records	14
Section 14.1	14

ARTICLE 15	15
Amendments	15
Section 15.1	15

ARTICLE 16	15
Miscellaneous	15
Section 16.1 Interpretation	15
Section 16.2 Inoperative Portion	15
Section 16.3 Table of Contents — Headings	15

(iii)

BYLAWS OF
ALLIED WASTE OF CALIFORNIA, INC.
ARTICLE 1
Offices
     Section 1.1 The principal office of the Corporation shall be, until changed by the Board of Directors, at 7201 East Camelback Road, Suite #375, Scottsdale, Arizona, 85251. The Corporation may also have offices and branch offices at such other places within and without the State of Wyoming as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE 2
Shareholders Meetings
     Section 2.1 Place. Except as hereinafter provided, any annual or special meeting of the shareholders shall be held at such place within or without the State of California as may be selected by the Board of Directors or the Executive Committee. If the Board of Directors or Executive Committee fails to designate a place for the meeting to be held, then the same shall be held at the principal business office of the Corporation. Special meetings called for the purpose of removing directors shall be held at the registered office or principal business office of the Corporation in the State of California or in the city or county in the State of California in which the principal business office of the Corporation is located.
     Section 2.2 Date of Annual Meeting. The annual meeting of the shareholders shall be held on the 30th day in the month of December in each year at such time as may be specified in the notice of meeting. If the day fixed for the annual meeting shall be a holiday, such annual meeting shall be held on the next business day.
     Section 2.3 Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors.
     Section 2.4 Notice of Shareholders’ Meetings, Annual or Special. Written or printed notice of each meeting of shareholders shall be delivered or given either personally or by mail to each shareholder of record entitled to vote at such meeting, not less than ten (10) nor more than fifty (50) days before the date of the meeting. The notice shall specify the place, day and time of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called. Any notice of a shareholders’

meeting given by mail shall be deemed delivered when deposited in the United States mail with postage thereon prepaid and addressed to the shareholder at his address as it appears on the records of the Corporation.
     Section 2.5 Persons Authorized to Give Notice. Notice of an annual meeting of the shareholders of the Corporation shall be given or delivered by or at the direction of the President, the Secretary, or the Board of Directors.
     Section 2.6 Written Waiver of Notice. Any notice required by these Bylaws may be waived by any person entitled thereto signing a waiver of notice before or after the time of said meeting and such waiver shall be deemed equivalent to the giving of said notice.
     Section 2.7 Waiver of Attendance. Attendance of a shareholder at any meeting shall constitute a waiver of notice of such meeting, except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.
     Section 2.8 Quorum. A majority of the outstanding shares of stock entitled to vote at any meeting, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. Every decision of a majority of such quorum shall be valid as a corporate act unless a larger vote is required by the Articles of Incorporation, these Bylaws or by law. If the holders of the number of shares necessary to constitute a quorum shall fail to attend in person or by proxy, a majority in interest of the shareholders present in person or by proxy shall have the right successively to adjourn the meeting to a specified date not longer than ninety (90) days after such adjournment. No notice need be given of such adjournment to shareholders not present at the meeting.
     Section 2.9 Persons Authorized to Convene Meetings. Every meeting shall be convened by the President, the Secretary or some other officer or other person designated by the Board of Directors.
     Section 2.10 Shareholder Action Without Meeting. Any action required by law, the Articles of Incorporation, or these Bylaws to be taken at a meeting of shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consents shall have the same force and effect as a unanimous vote of the shareholders at a meeting duly held. The Secretary shall file such consents with the minutes of the meetings of the shareholders.

ARTICLE 3
Voting Procedure
     Section 3.1 List of Voters. The officer having charge of the transfer book for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting at least ten (10) days before such meeting. Said list shall be arranged in alphabetical order with the address of and the number of shares held by each shareholder. Said list, for a period of ten (10) days prior to the meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Said list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. Failure to comply with the requirements of this section shall not affect the validity of any action taken at any meeting.
     Section 3.2 Inspectors. At any meeting called for the election of directors, if the presiding officer of the Corporation or a majority in number of shares present at such meeting desire, the President or other person presiding at the meeting shall appoint not less than two (2) persons, who are not directors, as inspectors to receive and canvass the votes given at such meeting and certify the result to him. Any inspector, before he shall enter on the duties of his office, shall take and subscribe the following oath before any officer authorized by law to administer oaths: “I do solemnly swear, that I will execute the duties of an inspector of the election now to be held with strict impartiality, and according to the best of my ability.”
     Section 3.3 Record Date/Close of Transfer Books. The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period not exceeding seventy (70) days preceding the date of any meeting of shareholders or, in lieu thereof, to fix in advance a date not exceeding seventy (70) days preceding the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting. If the Board of Directors shall not have closed the transfer books or fixed a record date for the determination of shareholders entitled to notice of, and to vote at, a meeting of shareholders, only the shareholders who are shareholders of record at the close of business of the 20th day preceding the date of the meeting shall be entitled to notice of, and to vote at, the meeting; except that if, prior to the meeting, written waivers of notice of the meeting are signed and delivered to the Corporation by all of the shareholders who are shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting, and any adjournment of the meeting.

ARTICLE 4
Votes
     Section 4.1 Eligible Votes. Unless otherwise provided in the Articles of Incorporation, each outstanding share entitled to vote under the provisions of the Articles of Incorporation shall be entitled to one vote (or a fractional vote for each fractional share) on each matter submitted to a vote at a meeting of shareholders. No cumulative voting shall be permitted with respect to the election of directors or any other matter.
     Section 4.2 Proxies. A shareholder may vote, with respect to any matter, including but not limited to the election of directors, which may come before a meeting of shareholders, either in person, subject to such conditions and restrictions as may be imposed by applicable law, by proxy executed in writing by the shareholder or his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of execution unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power of attorney. The interest with which it is coupled need not be an interest in the shares themselves. In any case in which application law requires, as a condition to the validity of a proxy, that it provide that it is revocable, a proxy which does not provide that it is revocable shall be wholly invalid, and not valid but revocable.
     Section 4.3 Corporate Shareholders. Shares of stock of the Corporation standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provisions, as the Board of Directors of such corporation may determine.
     Section 4.4 Deceased Shareholders. Shares of stock standing in the name of a deceased person may be voted by his personal representative, either in person or by proxy.
     Section 4.5 Conservators and Trustees. Shares standing in the name of a conservator or trustee (other than a trustee in bankruptcy) may be voted by such fiduciary, either in person or by proxy, but no conservator or trustee (other than a trustee in bankruptcy) shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name.
     Section 4.6 Receivers and Trustees in Bankruptcy. Shares standing in the name of a receiver or trustee in bankruptcy may be voted by such receiver or trustee in bankruptcy, and shares held by or under the control of a receiver or trustee in bankruptcy may be voted by such receiver or trustee in bankruptcy without the transfer thereof into his name if authority so to do is conferred by applicable law or is contained in an appropriate order of the court by which such receiver or trustee in bankruptcy was appointed.
     Section 4.7 Pledges. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
ARTICLE 5
Board of Directors
     Section 5.1 Management and Number. The property, business and affairs of the Corporation shall be controlled and managed by a Board of Directors consisting of three members, none of whom need be shareholders or residents of any particular state. Unless fixed by the Articles of Incorporation, the number of directors may at any time be increased or decreased by amendment of these Bylaws. Any changes in the number of directors effected by an amendment to these Bylaws shall be reported to the Secretary of State within thirty (30) calendar days following such change.
     Section 5.2 Election and Vacancies. Each director shall hold office until the next annual meeting of shareholders or until his successor shall have been elected and qualified or until his death, resignation or removal. Vacancies on the Board of Directors and newly created directorships resulting from any increase in the number of directors to constitute the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, until the next election of directors by the shareholders at an annual meeting or at a special meeting called for such purpose.
     Section 5.3 Quorum. A majority of the full Board of Directors shall constitute a quorum for the transaction of business unless a greater number is required by the Articles of Incorporation. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by the Articles of Incorporation or these Bylaws. In the absence of a quorum at any meeting of the Board, such meeting may be adjourned any number of times, without further notice, by a majority of the directors present.
     Section 5.4 Place/Manner of Meetings. The annual meeting of the Board of Directors shall be held at the same place as the annual meeting of the shareholders, except that in the event of adjournment of said annual meeting of the Board of Directors the meeting may be reconvened at any place within or without the State of California, as may be designated by the directors adjourning said meeting. All regular and special meetings of the Board of Directors shall be held at the principal business office of the Corporation or at such other place within or without the State of California as may be designated by the Board of Directors or the officer calling the meeting. Notwithstanding the foregoing, members of the Board of Directors may participate in any regular or special meeting by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in any such meeting by such means shall constitute presence and attendance at such meeting for all purposes.
     Section 5.5 Time of Meeting. The annual meeting of the Board of Directors shall be held immediately following adjournment of the annual meeting of the shareholders, except that if a quorum cannot then be assembled, said meeting shall be adjourned until such time as a quorum may be assembled, but in no event later than thirty (30) days after the annual meeting of shareholders. Regular meetings of the Board of Directors shall be held as frequently and at such times as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board (if one be elected), the President, or a majority of the Board of Directors.
     Section 5.6 Notice. Regular meetings of the Board of Directors may be held without notice. Notice of each special meeting of the Board of Directors shall be given to each director, by mail, telegram or facsimile transmission addressed to him at his usual business address at least five (5) days prior to the meeting in case of notice by mail at least forty-eight (48) hours prior to the meeting in case of notice by telegram or facsimile transmission, or by communicating notice to a director directly (and not through a secretary, family member or other person), either orally or in writing at a face-to-face meeting or by telephone, at least twenty-four (24) hours prior to the meeting. A notice given by mail, telegram or facsimile transmission shall be deemed given to any director when directed to such director at his address or (in the case of notice by facsimile transmission) facsimile transmission number as it appears in the records of the Corporation and when deposited in the United States Mail, postage prepaid, when delivered to an appropriate telegraph office, charges prepaid, or when the sender’s facsimile transmission equipment indicates that transmission has been completed, as the case may be. Neither the business to be transacted nor the purpose of any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
     Section 5.7 Waiver. Attendance of a director at any meeting shall constitute a waiver of notice except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Notice may also be waived by a director by signing a waiver of notice before or after the time of said meeting. Any waiver of notice by either of the means specified in this Section 5.7 shall be deemed equivalent to the giving of said notice.
     Section 5.8 Action by Directors Without Meeting. Any action which is required to be or may be taken at a meeting if consents in writing, setting forth the action so taken, are signed by all of the directors at a meeting duly held. The Secretary shall file such consents with the minutes of the meeting of the Board of Directors.
     Section 5.9 Compensation. The compensation of the directors may be set from time to time by resolution of the Board of Directors, and a fixed sum and expenses of attendance, if any, may be allowed for attendance at any regular or special meeting of the Board. Nothing herein contained shall be construed to preclude a director from serving the Corporation in any other capacity and receiving compensation therefor.
     Section 5.10 Removal. At a meeting of shareholders called expressly for that purpose, directors may be removed in the following manner. Such meeting shall be held at the registered office or principal business office of the Corporation in the State of California or in the city or county in the State of California in which the principal business office of the Corporation is located. One or more directors or the entire Board of Directors may be removed with or without cause, by the vote of the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that if less than the entire Board is to be removed and if the Articles of Incorporation or these Bylaws provide for cumulative voting in the election of directors, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him in then cumulatively voted at an election of the entire Board of Directors.
ARTICLE 6
Committees
     Section 6.1 Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate two or more directors to constitute an Executive Committee, which committee, to the extent provided in said resolution and in any subsequent resolution delegating additional authority or revoking any previous delegation of authority, shall have and exercise all of the authority of the Board of Directors in the management of the Corporation. The designation of such an Executive Committee and the delegation thereto of authority by the Board of Directors shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by these Bylaws, the Articles of Incorporation, or by law.
     Section 6.2 Other Committees. The Board of Directors may designate one or more directors to constitute such other committees not having or exercising the authority of the Board of Directors in the management of the Corporation, but to deal with, address and study specific subjects or issues and to make reports and recommendations to the Board of Directors with respect thereto, all as specified by the Board.
     Section 6.3 Committee Procedure. The majority of all the members of the Executive Committee or any other committee may fix its rules of procedure, determine its action and fix the time and place (whether within or without the State of California) of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall provide otherwise by resolution. Members of the Executive Committee or any other committee may participate in a meeting of such committee by means of conference telephone or similar communication equipment whereby all persons participating in the meeting can hear each other. Actions taken at a meeting of the Executive Committee or any other committee shall be reported to the Board at its next meeting. The Board of Directors, by resolution adopted by a majority of the whole Board, shall have the power to fill vacancies, to appoint one or more directors to serve as alternate members of the Executive Committee or other committees, and, at any time, to abolish the Executive Committee or any other committee or remove any directors therefrom, either with or without cause.
     Section 6.4 Action by Unanimous Consent. Any action which is required to be or may be taken at a meeting of the Executive Committee or any other committee of the Board of Directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the directors who are members of said committee. Each such written consent shall be filed with the minutes of the proceedings of the committee. Such a consent shall have the same effect as a unanimous vote of the members of the committee taken at a meeting thereof.
ARTICLE 7
Officers
     Section 7.1 Required and Permitted Officers. The Officers of the Corporation shall be a President, a Secretary and such other officers, including a Chairman of the Board, one or more Vice Presidents, a Treasurer, Assistant Secretary, Assistant Treasurer, and other assistant officers as the Board of Directors may from time to time elect. If more than one Vice President be elected, the Board may determine the seniority of each of said Vice

Presidents. Any two or more offices may be held by the same individual.
     Section 7.2 Election and Term. The President and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the shareholders and shall hold office at the pleasure of the Board of Directors. The Board of Directors may elect other officers at any meeting of the Board. Any such other officers shall hold office at the pleasure of the Board of Directors.
     Section 7.3 Removal. Any officer elected by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be severed by such removal, but such removal shall be without prejudice to the rights of the person so removed under any contract between such person and the corporation, except to the extent provided in any such contract.
     Section 7.4 Vacancies. In case any office shall become vacant by reason of death, resignation, removal or otherwise, the directors then in office, although less than a majority of the entire Board of Directors, may, by a majority vote of those voting, choose a successor or successors for the unexpired term.
     Section 7.5 Compensation of Officers. The Board of Directors, or such officer as it may designate, may fix the compensation for the officers of the Corporation and may fix the compensation for such other officers and agents as may from time to time be appointed.
     Section 7.6 Bond. The Board of Directors, by resolution, may require any and all of the officers to give bond to the Corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.
ARTICLE 8
Duties of Officers
     Section 8.1 Chairman of the Board. If a Chairman of the Board be elected, he shall preside at all meetings of the Board of Directors at which he may be present. The Board of Directors may delegate such other authority and assign such additional duties to the Chairman of the Board, other than those conferred by law exclusively upon the President, as it may from time to time determine. The Board also may designate the Chairman of the Board as the chief executive officer of the Corporation, with all of the powers otherwise conferred upon the President of the Corporation.

The Board also may provide that the Chairman of the Board shall have the powers of the chief executive officer coextensively with the President, or it may, from time to time, divide the powers, responsibilities, duties and authority of the chief executive officer between the Chairman of the Board and the President.
     Section 8.2 The President. Unless the Board otherwise provides, the President shall be the chief executive officer of the Corporation with such general executive powers and duties of supervision and management as are usually vested in the chief executive officer of a corporation.
     He shall see that all orders and resolutions of the Board of Directors are carried into effect, subject to the right of the directors to delegate any specific powers to any other officer or officers of the Corporation.
     He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, at meetings of the Board of Directors.
     He, along with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, may sign certificates for shares of the Corporation, deeds, conveyances, bonds, mortgages, contracts or other instruments which the Board of Directors has authorized to be executed, and unless the Board of Directors shall order otherwise by resolution, he may make such contracts and execute such certificates, documents and other instruments as may be incident thereto, as the ordinary conduct of the Corporation’s business may require.
     Unless the Board otherwise provides, the President or any person designated in writing by him may (i) attend meetings of shareholders of other corporations to represent the Corporation there at and to vote or take action with respect to other shares of any such corporation owned by this Corporation in such manner as he or his designee may determine; and (ii) execute and deliver written consents, waivers of notice and proxies for and in the name of the Corporation with respect to any such shares owned by this Corporation.
     He shall, unless the Board provides otherwise, be, ex-officio, a member of the Executive Committee and all other committees of the Board of Directors.
     If a Chairman of the Board be elected or appointed and designated as the chief executive officer of the Corporation, the President shall perform such duties as may be specifically delegated to him by the Board of Directors as are conferred by law exclusively upon him. In the absence, disability or inability to act of the Chairman of the Board, the President shall perform the duties and exercise the powers of the Chairman of the Board.

     Section 8.3 Vice Presidents. Any Vice President elected by the Board of Directors shall perform such duties as shall be assigned to him and shall exercise such powers as may be granted to him by the Board of Directors or by the President of the Corporation. In the absence of the President, the Vice Presidents, in order of their seniority, may perform the duties and exercise the powers of the President with the same force and effect as if performed by the President.
     Section 8.4 The Secretary. The Secretary shall keep the minutes of the proceedings of the shareholders, the Board of Directors, the Executive Committee (if any) and any other committee or committees of the Board in one of the books provided for that purpose.
     He shall be custodian of the corporate records and of the seal of the Corporation. He shall see that the seal of the Corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws and applicable law.
     He shall sign with the President or a Vice President, certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors. He shall have general charge of the stock transfer book of the Corporation.
     He shall keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder.
     He shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law and that the voting list is prepared for shareholders’ meetings.
     In general, he shall perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the chief executive officer or by the Board of Directors.
     Section 8.5 The Treasurer. The Treasurer shall have responsibility for the funds and securities of the Corporation. He shall receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors or by any officer of the Corporation to whom such authority has been granted by the Board of Directors.
     He shall disburse or permit to be disbursed the funds of the Corporation as may be ordered or authorized generally by the Board.

     He shall render to the chief executive officer of the Corporation and the directors whenever they may require it, an account of all his transactions as Treasurer and of those under his jurisdiction and of the financial condition of the Corporation.
     In general, he shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the chief executive officer or by the Board of Directors.
     Section 8.6 Assistant Officers. Each assistant officer that may be selected pursuant to these Bylaws shall hold office at the pleasure of the Board of Directors. In the absence or nonavailability of the principal, the assistant may perform the duties and exercise the powers of the principal with the same force and effect as if performed by the principal. The assistant shall also have such lesser or greater authority and perform such other duties as the Board of Directors may prescribe.
ARTICLE 9
Contracts, Checks, Loans and Deposits
     Section 9.1 All contracts and agreements authorized by the Board of Directors and all checks, drafts, bills of exchange or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or agent or agents, as may from time to time be permitted by these Bylaws, or as may be designated in writing by the Board of Directors, the President or such officer or officers as the Board of Directors may appoint. The designation or designations may be general or confined to specific instances. The Board of Directors may authorize the use of facsimile signatures on any such document.
ARTICLE 10
Issuance and Transfer of Stock
     Section 10.1 Board Authorization. The issuance of shares of the capital stock of the Corporation shall be authorized by the Board of Directors in accordance with the Articles of Incorporation and the General Corporation Law of California.
     Section 10.2 Certificates. Certificates of stock of the Corporation shall be numbered and registered as they are issued. They shall exhibit the holder’s name and the number of shares and shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an

Assistant Treasurer and shall bear the corporate seal, which may be facsimile, engraved or printed. If any such certificate is countersigned by a transfer agent or registrar other than the Corporation or an employee of the Corporation, any other signature thereon may be facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such person was such officer, transfer agent or registrar at the date of issue.
     Section 10.3 Transfers. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney-in-fact, lawfully constituted in writing, upon surrender of such certificate duly and properly endorsed.
     Section 10.4 Lost Certificates. In case of the loss or destruction of any certificate of stock, a new certificate may be issued upon the following conditions: The owner shall file with the Secretary an affidavit giving the facts in relation to the ownership and the loss or destruction of said certificate, stating its number and the number of shares represented thereby. The Secretary shall present such affidavit to the Board of Directors. If the Board of Directors shall be satisfied that such certificate has been destroyed or lost, and that a new certificate ought to be issued in lieu thereof, the Board may direct the officers of the Corporation to issue a new certificate, or the Board may condition the issuance of a new certificate upon the filing of a bond, in an amount and with a surety acceptable to the Board of Directors, to indemnify the Corporation and save it harmless from any loss, expense, damage or liability occasioned by the issuance of such new certificate. Upon receipt of the Board’s direction, or the filing of any required bond, the proper officers of the Corporation shall issue a new certificate for the same number of shares to the owner of the certificate so lost or destroyed.
     Section 10.5 Transfer Books. Proper books shall be kept under the direction of the Secretary showing the ownership and transfer of all certificates of stock. These books shall constitute the test of the qualifications of voters at any shareholders’ meeting.
ARTICLE 11
Fiscal Year
     Section 11.1 The fiscal year of the Corporation shall be as established by the Board of Directors.

ARTICLE 12
Dividends
     Section 12.1 The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash, property, or its own shares subject to the limitations and conditions imposed by applicable law and subject also to any restrictions contained in the Articles of Incorporation.
ARTICLE 13
Seal
     Section 13.1 The seal of the Corporation shall be in circular form and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal” and “California.” The Board of Directors may, by resolution, change the form of the corporate seal from time to time.
ARTICLE 14
Inspection of Books and Records
     Section 14.1 Upon thirty (30) days’ written notice to the Secretary of the Corporation, a shareholder, acting in good faith and for a proper purpose, may inspect such books and records of the Corporation as shall be specifically identified in the notice, provided that the Corporation shall be required by law to produce the same. The requirement of thirty (30) days’ written notice may be reduced to a lesser number of days by the Board of Directors where the shareholder demonstrates a proper need for more immediate inspection of such books and records. The notice requesting inspection shall specify the purpose for which the examination is desired, the probable duration of the examination, and the names of those individuals who desire to be present during the examination. The inspection shall be performed during the Corporation’s usual and customary hours of business and in such manner as will not unduly interfere with the regular conduct of the business of the Corporation. The inspection may be supervised by an officer or agent of the Corporation and the inspection shall be conducted at either the Corporation’s registered office, the Corporation’s principal place of business, or at the office of the Corporation’s counsel, as shall be determined by the President. Upon a proper showing of need, a shareholder may utilize the assistance of attorneys, accountants or other experts in connection with the inspection, provided that, if required by the Board of Directors, the shareholder and the experts shall agree to furnish to the

Corporation, as promptly as completed or made, a true and correct copy of any and every report or other written memorandum with respect to such inspection made by such experts. No shareholder shall use or permit to be used or acquiesce in the use by others of any information so obtained to the detriment of the Corporation, nor shall furnish or permit to be furnished any information so obtained to any competitor or prospective competitor of the Corporation. The Corporation, as a condition precedent to any shareholder’s inspection of the records of the Corporation, may require the shareholder to indemnify the Corporation against any loss or damage which may be suffered by it arising out of or resulting from any unauthorized disclosure made or permitted to be made by such shareholder, his employee or agent of information obtained in the course of inspection.
ARTICLE 15
Amendments
     Section 15.1 These Bylaws may be made, altered, amended, or replaced in the manner specified in the Articles of Incorporation.
ARTICLE 16
Miscellaneous
     Section 16.1 Interpretation. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural and conversely.
     Section 16.2 Inoperative Portion. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible, the remainder shall be considered valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative.
     Section 16.3 Table of Contents — Headings. The table of contents and headings are for organization, convenience and clarity and in no way define, limit or describe the scope of these Bylaws nor the intent of any provision thereof.
ADOPTION OF BYLAWS BY
UNANIMOUS WRITTEN CONSENT
     The undersigned, being all of the directors of Allied Waste of California, Inc., a California corporation (the “Corporation”), do hereby adopt the foregoing Bylaws as the initial Bylaws of the Corporation.

     IN WITNESS WHEREOF, the undersigned have executed this consent as of the 15th day of August, 1996.

DIRECTORS:	/s/ Thomas Van Weelden
Thomas Van Weelden

/s/ Daniel J. Ivan
Daniel J. Ivan

/s/ Larry D. Henk
Larry D. Henk